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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                    FORM 8-K

                                  ------------

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
      Date of Report (Date of earliest event reported): November 22, 2004


                          Charter Communications, Inc.
                          ----------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                                    --------
         (State or Other Jurisdiction of Incorporation or Organization)


       000-27927                                      43-1857213
       ---------                                      ----------
(Commission File Number)                 (I.R.S. Employer Identification Number)


                             12405 Powerscourt Drive
                           St. Louis, Missouri 63131
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           (Address of principal executive offices including zip code)

                                 (314) 965-0555
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 22, 2004, Charter Communications, Inc. issued and sold $862.5 million original principal amount of Convertible Senior Notes due 2009. The notes were sold in a private transaction under Rule 144A of the Securities Act of 1933. The notes have an annual interest rate of 5.875%, payable semi-annually, and will be convertible at any time until their maturity date. In connection therewith, Charter entered into a series of agreements filed herewith and incorporated by reference herein.

The initial conversion rate, subject to adjustment in certain circumstances, will be 413.2231 shares of Charter's Class A common stock per $1,000 original principal amount of notes, which represents a conversion price of approximately $2.42 per share. Upon conversion, Charter will have the right to deliver in lieu of shares of its Class A common stock, cash or a combination of cash and Class A common stock. Any holder that converts its notes prior to the third anniversary of the issue date will be entitled to receive, in addition to the requisite number of shares upon conversion, an interest "make whole" payment equal to the cash proceeds from the sale by the trustee of that portion of the remaining pledged U.S. government securities which secure interest payments on the notes so converted, subject to certain limitations with respect to notes that have not been sold pursuant to an effective registration statement under the Securities Act of 1933.

Upon a change of control and certain other fundamental changes, subject to certain conditions and restrictions, Charter may be required to repurchase the notes, in whole or in part, at 100% of their principal amount plus accrued interest at the repurchase date. In addition, if certain transactions constituting a change of control occur on or prior to the maturity date, under certain circumstances, Charter will increase the conversion rate by a number of shares determined on the dates of such transaction and the price per share of common stock in such transaction. Notwithstanding the provisions described above, prior to November 16, 2008, no holder of the notes will be entitled to receive shares of Charter's Class A common stock upon conversion of notes to the extent that such receipt would cause such noteholder to become, directly or indirectly, a beneficial owner of more 4.9% of the shares of Class A common stock outstanding at the time and 9.9% for any conversion after that date.

Pursuant to the Resale Registration Rights Agreement, Charter agreed to file, within 30 calendar days of the notes sale, a shelf registration statement with the Securities and Exchange Commission (SEC) covering resales of the new notes and the Class A common stock issuable upon conversion of the notes. Pursuant to the Share Lending Agreement and the Borrowed Share Registration Rights Agreement, Charter has also agreed to loan up to 150,000,000 of its Class A common stock to an affiliate of Citigroup Global Markets Inc. and to file, within 18 calendar days after the notes sale, a registration statement with the SEC covering the loaned shares that can be used by Citigroup Global Markets Inc. to sell the borrowed shares. Charter will pay liquidated damages if it fails to file either registration statement by the required deadline or if either registration statement is not declared effective by the SEC by the required deadline.

After the earlier of the sale of any notes pursuant to an effective registration statement or 2 years after the issue date of the notes, Charter may redeem the notes in whole or in part for cash for 100% of the accreted principal amount plus any accrued and unpaid interest, deferred interest and liquidated damages, if any, on the notes up to but not including the redemption date, if the closing price of its Class A common stock has exceeded 180% of the conversion price in any consecutive 30 trading day period, if such 30-day trading period is prior to November 16, 2007 or 150% if such 30-day period begins thereafter.

As agreed in the Indenture, Charter (1) used a portion of the net proceeds from the sale of the notes to purchase a portfolio of U.S. Treasury securities as security for the first six scheduled interest payments on the new notes and for the prepayment of such interest upon any conversion of the new notes prior to November 16, 2007 and (2) will use a portion of the net proceeds to redeem its $588 million outstanding 5.75% Convertible Senior Notes due October 2005. Excess proceeds will be used for general corporate purposes.

In addition, in connection with the issuance of the new notes, Charter entered into certain agreements with its direct subsidiary, Charter Communications Holding Company, LLC (Holdco Sub) to provide for the issuance of "mirror" securities of Holdco Sub to Charter. These agreements were entered into in order to facilitate compliance with the
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certificate of incorporation of Charter and the governing documents of Holdco
Sub regarding ownership of assets by Charter and the required issuance of mirror securities by Holdco Sub. They provide for the issuance by Holdco Sub to Charter of mirror notes, the terms of which mirror the terms of the new notes, and a loan of Holdco Sub units that will mirror the terms of the shares loaned under the Share Lending Agreement. Charter also entered into a letter agreement with the other members of Holdco Sub under which, among other things, the parties agreed that the Holdco Sub units to be issued as mirror securities with respect to the shares to be loaned under the Share Lending Agreement as described above, will, for purposes of the allocation provisions of the Limited Liability Company Agreement of Holdco Sub, be treated as disregarded and not outstanding until such time (and except to the extent) that, under the Share Lending Agreement, Charter treats the loaned shares in a manner that assumes they will neither be returned to Charter by the borrower nor otherwise be acquired by Charter in lieu of such a return.

On November 23, 2004, Charter called for redemption $588 million total principal amount of its 5.75% Convertible Senior Notes due 2005, representing all of such Notes outstanding, at 101.15% of principal amount, plus accrued and unpaid interest to the date of redemption, December 23, 2004.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information in Item 1.01 of this Form 8-K is hereby incorporated by reference to this Item 2.03.

ITEM 3.02.  UNREGISTERED SALES OF EQUITY SECURITIES.

The information in Item 1.01 of this Form 8-K is hereby incorporated by reference to this Item 3.02. As described in Item 1.01, the newly issued notes are convertible into shares of Charter's Class A common stock at an initial conversion rate, subject to adjustment in certain circumstances, of 413.2231 shares of Charter's Class A common stock per $1,000 original principal amount of notes, or a total of 356,404,923.75 shares. In addition, the initial purchasers of the notes received a fee of 3.5% of the total principal amount of the notes issued.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibits are filed pursuant to Item 1.01:

Exhibit
Number  Description
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10.1    Indenture dated as of November 22, 2004 between Charter Communications,
        Inc. and Wells Fargo Bank, N.A. as Trustee governing 5.875% Convertible Senior Notes due 2009.
10.2 Charter Communications, Inc. 5.875% Convertible Senior Notes due 2009 Resale Registration Rights Agreement dated November 22, 2004.
10.3 Charter Communications, Inc. Share Loan Registration Rights Agreement between Charter Communications, Inc. and Citigroup Global Markets, Inc. dated November 22, 2004.
10.4 Collateral Pledge and Security Agreement dated as of November 22, 2004 between Charter Communications, Inc., as Pledgor and Wells Fargo Bank, N.A. as Trustee and Collateral Agent.
10.5 Collateral Pledge and Security Agreement dated as of November 22, 2004 between Charter Communications Holding Company, LLC, as Pledgor, Charter Communications, Inc., as Pledgee and Wells Fargo Bank, N.A. as Trustee and Collateral Agent.
10.6 Share Lending Agreement dated as of November 22, 2004 between Charter Communications, Inc., as Lender and Citigroup Global Markets Limited as Borrower through Citigroup Global Markets Inc. as Agent for Borrower and Citigroup Global Markets Holdings Inc. as guarantor of Borrower's obligations and Citigroup Global Markets Inc. in its capacity as Collateral Agent.
10.7 Charter Communications Holding Company, LLC Mirror Notes Agreement dated November 22, 2004.
10.8 Unit Lending Agreement dated as of November 22, 2004 between Charter Communications Holding Company, LLC as Lender and Charter Communications, Inc. as Borrower.
10.9 Charter Communications Holding Company, LLC 5.875% Mirror Convertible Senior Note due 2009.

10.10 Letter Agreement dated November 22, 2004 Among Charter Communications, Inc., Charter Investment, Inc. and Vulcan Cable III Inc., the Members of Charter Communications Holding Company, LLC Regarding Treatment of Pledged Units.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 CHARTER COMMUNICATIONS, INC.
                                 ----------------------------
                                 Registrant

Dated: November 29, 2004

                                 By:/s/ Paul E. Martin
                                 Name: Paul E. Martin
                                 Title: Interim Co-Chief Financial Officer,
                                 Senior Vice President and Controller
                                 (Co-Principal Financial Officer and Principal Accounting Officer)

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                                  EXHIBIT INDEX

Exhibit
Number  Description
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10.1    Indenture dated as of November 22, 2004 between Charter Communications,
        Inc. and Wells Fargo Bank, N.A. as Trustee governing 5.875% Convertible Senior Notes due 2009.
10.2 Charter Communications, Inc. 5.875% Convertible Senior Notes due 2009 Resale Registration Rights Agreement dated November 22, 2004.
10.3 Charter Communications, Inc. Share Loan Registration Rights Agreement between Charter Communications, Inc. and Citigroup Global Markets, Inc. dated November 22, 2004.
10.4 Collateral Pledge and Security Agreement dated as of November 22, 2004 between Charter Communications, Inc., as Pledgor and Wells Fargo Bank, N.A. as Trustee and Collateral Agent.
10.5 Collateral Pledge and Security Agreement dated as of November 22, 2004 between Charter Communications Holding Company, LLC, as Pledgor, Charter Communications, Inc., as Pledgee and Wells Fargo Bank, N.A. as Trustee and Collateral Agent.
10.6 Share Lending Agreement dated as of November 22, 2004 between Charter Communications, Inc., as Lender and Citigroup Global Markets Limited as Borrower through Citigroup Global Markets Inc. as Agent for Borrower and Citigroup Global Markets Holdings Inc. as guarantor of Borrower's obligations and Citigroup Global Markets Inc. in its capacity as Collateral Agent.
10.7 Charter Communications Holding Company, LLC Mirror Notes Agreement dated November 22, 2004.
10.8 Unit Lending Agreement dated as of November 22, 2004 between Charter Communications Holding Company, LLC as Lender and Charter Communications, Inc. as Borrower.
10.9 Charter Communications Holding Company, LLC 5.875% Mirror Convertible Senior Note due 2009.
10.10 Letter Agreement dated November 22, 2004 Among Charter Communications, Inc., Charter Investment, Inc. and Vulcan Cable III Inc., the Members of Charter Communications Holding Company, LLC Regarding Treatment of Pledged Units.